UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7083 Hollywood Blvd, Office 4084 Los Angeles, CA	90028
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 16, 2019, MassRoots, Inc. (the “Company”) received a notice (the “Notice”) from an investor (the “Investor”) indicating that Events of Default (as defined herein) had occurred in connection with that certain secured convertible promissory note issued in the favor of the Investor on December 17, 2018 in the principal amount of $2,225,000 (including an original issuance discount of $200,000) (the “Note”). The Notice was provided as a result of the Company entering into multiple Variable Security Issuances (as defined in the Securities Purchase Agreement dated December 17, 2018 by and between the Company and the Investor (the “SPA”)) without the Investor’s prior written consent pursuant to the terms of the SPA (collectively, the “Events of Default”).

Specifically, the Company entered into the following Variable Security Issuances:

From January to March 2019, the Company issued convertible promissory notes (the “2019 Notes”) in the aggregate principal amount of $173,333 (including an original issuance discount of $114,333) maturing between July 2, 2019 and October 27, 2019. Upon maturity, payment on the 2019 Notes may be made in cash, by converting the redemption amount into shares of the Company’s common stock at a conversion price of the lesser of (a) $0.075 per share, subject to adjustment and (b) the Market Price (as defined in the 2019 Notes), or a combination thereof.

On May 16, 2019, the Company issued an investor a convertible promissory note in the principal amount of $103,000 (the “May Note”). The May Note is convertible into shares of the Company’s common stock at the Variable Conversion Price (as defined in the May Note).

As a result of the Events of Default and pursuant to the terms of the Note, the Notice indicted that the interest rate on the Note increased from 8% to 22% per annum. In addition, pursuant to the Note, the Investor requested that the amount due by the Company upon the Events of Default be added to the principal amount of the Note. Accordingly, as of July 16, 2019, the Outstanding Balance (as defined in the Note) of the Note is $3,134,327.34.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: September 3, 2019	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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